CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 20, 2011

Date of Report

(Date of Earliest Event Reported)

JPAK GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada		20-1977020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Xinghua Road

Qingdao, Shandong Province

People’s Republic of China

266401

(Address of principal executive offices (zip code))

(86-532) 84616387

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On July 20, 2011, Qingdao Renmin Printing Co., Ltd (“Qingdao Renmin”), our wholly-owned subsidiary established in People’s Republic of China (“PRC”), and Qingdao Jiexin Recycling Resources Technological Development Co. Ltd (“Qingdao Jiexin”), a PRC company, entered into a Merger Agreement, pursuant to which Qingdao Renmin will acquire 100% of Qingdao Jiexin’s shares for the consideration of RMB 5,000,000 by Qingdao Renmin.

This agreement is being reported under Section 8 of this Form 8-K rather Section 2, Item 2.01 (Acquisition or Disposition of Assets) as the acquisition of Qingdao Jiexin does not involve a “significant” amount of assets as set forth in 17 CFR 210.11-01(b).

The original Merger Agreement is written in Chinese. A copy of the translated Merger Agreement in English is attached as Exhibit 10.1 and is incorporated herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Merger Agreement, dated July 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Jpak Group, Inc.
By:	/s/ Yijun Wang
Yijun Wang, CEO
Date: July 27, 2011